As filed with the Securities and Exchange Commission on May 23, 2003

Registration No. 333-[_________]

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________________

REGISTRATION STATEMENT
ON FORM S-8
UNDER THE SECURITIES ACT OF 1933
______________________________

MONARCH COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	04-3627031 (I.R.S. Employer Identification No.)

375 North Willowbrook Road, Coldwater, Michigan (Address of principal executive offices)	49036 (Zip Code)

MONARCH COMMUNITY BANCORP, INC.
AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

James S. Fleischer, P.C.
Michael R. Gartman, Esq.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	231,438 shares	$13.20(2)	$3,054,982(2)	$248(2)
____________________
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2)	Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. The shares being registered hereby are being registered based upon the average of the high and low prices per share of the Common Stock on the Nasdaq SmallCap Market of $13.20 per share on May 22, 2003.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

             The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Monarch Community Bancorp, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

             Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1
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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.             Incorporation of Certain Documents by Reference.

             The following documents previously or concurrently filed by Monarch Community Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

1.	the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (File No. 0-49814), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

2.	the quarterly report on Form 10-QSB of the Company for the three months ended March 31, 2003;

3.	the Company's proxy statement for its annual meeting of stockholders held on April 24, 2003 as filed with the SEC on March 19, 2003;

4.	the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 13, 2002, and all amendments thereto or reports filed for the purpose of updating such description.

             This incorporation by reference of the Company's proxy statement for its annual meeting of stockholders shall not be deemed to specifically incorporate by reference the information relating to the audit committee report as permitted under Item 306 of Regulation S-B. Nor shall this incorporation by reference be deemed to specifically incorporate by reference the information provided under Item 9 of any Current Report on Form 8-K of the Company.

             All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

             The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents

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incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Monarch Community Bancorp, Inc., 375 North Willowbrook Road, Coldwater, Michigan 49036, telephone number (517) 278-4566.

             All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.             Description of Securities.

                         Not applicable.

Item 5.             Interests of Named Experts and Counsel.

                         Not applicable.

Item 6.             Indemnification of Directors and Officers.

             Article 12 of Monarch Community Bancorp, Inc.'s Articles of Incorporation provides for indemnification of current and former directors and officers or individuals serving any other entity at the request of the Company, to the fullest extent required or permitted under Maryland law. In addition, Article 12 provides for the indemnification of other employees and agents to the extent authorized by the Board of Directors and permitted under Maryland law. Article 12 also provides the Company with the authority to purchase insurance for indemnification purposes. The indemnification provisions set forth within Article 12 are non-exclusive in nature, however, the Company shall not be liable for any payment under Article 12 to the extent that said person entitled to be indemnified has actually received payment under any insurance policy, agreement or otherwise of the amounts indemnifiable under Article 12.

             Section 2-418 of the General Corporation Law of the State of Maryland permits a corporation to indemnify a person against judgments, penalties, settlements and reasonable expenses unless it is proven that (1) the conduct of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with "active and deliberate dishonesty," (2) the person actually received an improper benefit or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful.

             Maryland law provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. Maryland law also provides that a person may not be indemnified in any proceeding alleging improper personal benefit to the person in which the person was found liable on the grounds that personal benefit was improperly received.

             Maryland law further provides that unless otherwise provided in the corporation's articles of incorporation, a director or officer (but not an employee or agent) who is successful on the

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merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. The Company's Articles of Incorporation do not otherwise provide a bar against mandatory indemnification.

             Finally, Section 2-418 of the General Corporation Law also permits expenses incurred by a person in defending a proceeding to be paid by the corporation in advance of the final disposition of the proceeding upon the receipt of an undertaking by the director or officer to repay this amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against these expenses. The person seeking indemnification of expenses must affirm in writing that he or she believes in good faith that he or she has met the applicable standard for indemnification of expenses.

Item 7.             Exemption from Registration Claimed.

                        Not applicable.

Item 8.             Exhibits.

Exhibit Number	Document	Reference to Prior Filing or Exhibit Number Attached Hereto

4.1	Specimen form of common stock certificate of Monarch Community Bancorp, Inc.	*

4.2	Articles of Incorporation of Monarch Community Bancorp, Inc.	*

4.3	Bylaws of Monarch Community Bancorp, Inc.	*

5	Opinion of Silver, Freedman & Taff, L.L.P.	Attached as Exhibit 5

23.1	Consent of Silver, Freedman & Taff, L.L.P.	Contained in Exhibit 5

23.2	Consent of Plante & Moran, PLLC	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

99	Monarch Community Bancorp, Inc. Amended and Restated 2003 Stock Option and Incentive Plan	Attached as Exhibit 99
_________________
*              Filed as exhibit to the Company's Form SB-2 registration statement filed on March 27, 2002 (File No. 333-85018) and incorporated herein by reference.

Item 9.	Undertakings.

	(a)	The undersigned Registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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		(i)	To include any prospectus required by section 10 (a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or

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controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned in the City of Coldwater, State of Michigan, on May 23, 2003

MONARCH COMMUNITY BANCORP, INC.

By:	/s/ John R. Schroll John R. Schroll, President and Chief Executive Officer (Duly Authorized Representative)

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Schroll his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Schroll John R. Schroll	President and Chief Executive Officer (Principal Executive Officer)	May 23, 2003

/s/ Frank M. Tripp Frank M. Tripp	Chairman of the Board	May 23, 2003

/s/ William C. Kurtz William C. Kurtz	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)	May 23, 2003

/s/ Harold A. Adamson Harold A. Adamson	Director	May 23, 2003

/s/ Lauren L. Bracy Lauren L. Bracy	Director	May 23, 2003

/s/ James R. Vozar James R. Vozar	Director	May 23, 2003

/s/ Stephen M. Ross Stephen M. Ross	Director	May 23, 2003

/s/ Gordon L. Welch Gordon L. Welch	Director	May 23, 2003

/s/ Craig W. Dally Craig W. Dally	Director	May 23, 2003

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EXHIBIT INDEX

Exhibit Number	Document

5	Opinion of Silver, Freedman & Taff, L.L.P.

23	Consent of Plante & Moran, PLLC

99	Monarch Community Bancorp, Inc. Amended and Restated 2003 Stock Option and Incentive Plan

End.